Exhibit 23.2

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-224068 and 333-224088) of our report dated May 22, 2017, relating to the consolidated financial statements of iSystems Holdings LLC and Subsidiaries, appearing in the Form 8-K as filed on May 26, 2017.

We also consent to the reference of our firm under the heading “Experts” in the Prospectus Supplement related to the Registration Statements on Form S-3 (Nos. 333-224068 and 333-224088).

/s/ RSM US LLP

Boston, MA

June 13, 2018